UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 5, 2010

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 – Termination of a Material Definitive Agreement.

On February 5, 2010, Rainmaker Systems, Inc. (the “Company”) received written notice from Sun Microsystems, Inc. (“Sun”) that Sun has elected to terminate the Global Inside Sales Program Statement of Work agreement dated March 31, 2009, between the Company and Sun (the “Contract Sales SOW”), effective February 28, 2010. The notice follows the acquisition of Sun by Oracle Corporation and affects the contract sales services that the Company is currently performing for Sun pursuant to the Contract Sales SOW. The Company has been told by Oracle that they will be in-sourcing Sun’s sales programs. Other services that the Company is currently performing for Sun will continue and the Company expects that Oracle will continue to be a large client of Rainmaker, with continuing business currently valued at approximately $2 million in annual revenue and significant opportunities for additional growth.

Oracle has requested a buyout of the Contract Sales SOW, as the terms and advance notice provisions of the Contract Sales SOW provide that revenue continue for a minimum term measured through August 31, 2010.

During the fourth quarter for the fiscal year ended December 31, 2009, the Company derived approximately 21% of its net revenue from the Contract Sales SOW, and derived approximately 13% of its net revenue for the year ended December 31, 2009 from the Contract Sales SOW.

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition.

The following information is being furnished pursuant to both Item 2.02 and Item 7.01.

On February 11, 2010, the Company issued a press release providing a business update, reporting the termination of the Contract Sales SOW and announcing the Company’s acquisition of Optima Consulting Partners Limited, a business-to-business lead development provider headquartered outside of London, England. Additionally, the Company included revenue guidance for the 2010 fiscal year. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company will host a conference call and webcast today at 1:30 p.m. Pacific Time. Those wishing to participate in the live call should dial (888) 549-7880 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 406-7325 and entering 4216074 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available on the Calls/Events page of the Investor Relations section at www.rmkr.com.

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 11, 2010, issued by Rainmaker Systems, Inc., providing a business update, reporting the termination of the Sun Global Inside Sales Statement of Work dated March 31, 2009, announcing the acquisition of Optima Consulting Partners Limited and providing revenue guidance for the fiscal year ending December 31, 2010.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

February 11, 2010		/S/ STEVE VALENZUELA
Date		(Signature)
	By:	Steve Valenzuela
	Title:	Chief Financial Officer